Exhibit 32

The following certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF FRANKLIN COVEY
PURSUANT TO 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Franklin Covey Co. (the “Company”), hereby certifies, to his knowledge, that:

1.

the accompanying quarterly report on Form 10-Q of the Company for the period ended November 27, 2004 (the “Report”) fully complies with the requirements of Section 13 (a) or Section 15 (d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 11, 2005

/s/ ROBERT A. WHITMAN
Robert A. Whitman Chief Executive Officer

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF FRANKLIN COVEY
PURSUANT TO 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Franklin Covey Co. (the “Company”), hereby certifies, to his knowledge, that:

1.

the accompanying quarterly report on Form 10-Q of the Company for the period ended November 27, 2004 (the “Report”) fully complies with the requirements of Section 13 (a) or Section 15 (d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 11, 2005

/s/ STEPHEN D. YOUNG
Stephen D. Young Chief Financial Officer